UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 30, 2004

MBNA Corporation
(exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Item 5. Other Events

On March 30, 2004, MBNA Europe Bank Limited, a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of £500.0 million ten-year credit card asset backed notes issued through Chester Asset Receivables Dealings 2004-1 PLC (CARDS®). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

The transaction had three publicly traded asset backed notes, £440.0 million Class A (senior) floating-rate asset backed notes, £25.0 million Class B (subordinate) floating-rate asset backed notes and £35.0 million Class C (subordinate) floating-rate asset backed notes. The Class A notes were priced at par and will accrue interest at 19 basis points over the three-month Sterling London Interbank Offered Rate ("LIBOR"). The Class B notes were priced at par and will accrue interest at 48 basis points over the three-month Sterling LIBOR. The Class C notes were priced at par and will accrue interest at 90 basis points over the three-month Sterling LIBOR. Interest on the Class A notes, Class B notes, and Class C notes will be paid quarterly.

The securities are governed by English law and are expected to be listed on the London Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: March 30, 2004	By:	/s/	Vernon H.C. Wright
Vernon H.C. Wright
Chief Financial Officer